As filed with the Securities and Exchange Commission on March __, 2015
Registration No. ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Clock Company, Inc.

Nevada	3873 Watches, clocks, clockwork operated devices/parts	46-4407373
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

1525 North 67th Street
Mesa Arizona 85205

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
442 Court St.
Elko, NV 89801
Telephone:  480-830-2700
Fax:  480-830-2717
Attention:  W. Scott Lawler

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	Accelerated Filer
Non-accelerated Filer	Smaller Reporting Company [ X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	2,000,000	$0.05	$100,000	$11.62

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THERE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL ITS SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.See section entitled "Risk Factors" on pages 14.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICAN CLOCK COMPANY, INC.
2,000,000 Shares of Common Stock
$0.05 per share

American Clock Company, Inc. (“our”, “we”, “us” the “Company”; unless otherwise indicated, the term “the Company” shall include references to our wholly owned subsidiary, J. Tyler Clock Company Inc.) is offering on a best-efforts basis up to 2,000,000 shares of its common stock at a price of $0.05 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten”, best efforts, basis directly by our sole officer and director. There is no minimum number of shares required to be purchased by any investor. Noelle, our sole officer and director, intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Ms. Ray or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact. Our selling efforts will not include any mass media methods, such as Internet or print media. There can be no assurance that all, or any, of the shares offered will be sold.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the effective date the registration statement of which this prospectus is a part. Although the Company has been manufacturing and selling custom clocks through its wholly owned subsidiary since 2010 we are still considered an early stage company. Any investment in the shares offered herein involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.

We may not sell all 2,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 2,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Ray will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 2,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We have not made any arrangements to place funds in an escrow, trust or similar account. Regardless of how much money is raised in this offering all proceeds raised will be retained by American Clock Company, Inc. and will not be returned to investors.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted if any, shall be released to us immediately and deposited into the Company’s general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board and the OTCQB. We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “RISK FACTORS” starting on page 14 before buying any shares of American Clock Company, Inc.’s common stocks.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

The Company is not a Blank Check company. We have do not have any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or companies, or other entity.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 14. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) and/or the OTCQB maintained by OTC Markets, when the registration statement of which this prospectus is a part is declared effective. There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, or with OTC Markets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

We have not made any arrangements to place funds in an escrow, trust or similar account. Regardless of how much money is raised in this offering all proceeds raised will be retained by American Clock Company, Inc. and will not be returned to investors.

	Offering Price Per Share ($)	Commissions Proceeds to Company Before Expenses ($)	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	0.05	Not Applicable	$25,000	$50,000	$75,000	$100,000
Total	0.05	Not Applicable	$25,000	$50,000	$75,000	$100,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2015

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus.  You should read the entire prospectus carefully, including the “Risk Factors” before making an investment decision to purchase our common stock.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or “American Clock” refer to American Clock Company, Inc. and its wholly-owned subsidiary, J. Tyler Clock Company Inc., unless the context otherwise indicates.

AMERICAN CLOCK COMPANY, INC.

While American Clock Company, Inc. was incorporated in the State of Nevada on December 17, 2013, its wholly owned subsidiary, J. Tyler Clock Company Inc., was incorporated in the State of Colorado on August 12, 2010 and has been manufacturing and selling personalized clocks since that time.

The Company had gross profits of $124,178 in the year ended December 31, 2013 and $84,304 in the year ended December 31, 2012 and net income of $32,911 in the year ended December 31, 2013 and $17,892 the year ended December 31, 2012.

The funds from this offering will be used to expand advertising and marketing and other growth activities.

We intend to use the net proceeds from this offering to expand our advertising and marketing and to develop our business operations (See “DESCRIPTION OF BUSINESS” and “USE OF PROCEEDS”). We do not have any arrangements for financing and there is no guarantee that we will be able to obtain additional financing.

Our principal office is located at 1525 N. 67th St. Mesa, AZ 85205. Our fiscal year end is December 31.

The company has 4 full time employees and 4 part time employees.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	American Clock Company, Inc.
The Offering	Self-underwritten, direct primary offering with no minimum purchase requirement.
Securities Being Offered:	2,000,000 shares of common stock
Price Per Share:	$0.05
Duration of the Offering:
The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 2,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds if 100% of the Shares Are Sold	$100,000
Net Proceeds if 50% of the Shares Are Sold	$50,000
Securities Issued and Outstanding:	There are 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, C. Noelle Ray.
Anticipated Total Offering Costs	We estimate our total offering costs to be approximately $24,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Jumpstart Our Business Startups Act

We are electing to not opt out of JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

The JOBS Act of 2012 is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as an “emerging growth company,” we will, among other things:

(a) be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

(b) be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

(c) be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

(d) be temporarily exempted from having to solicit advisory say-on-pay, say- on-frequency and say- on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

(e) be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

(f) be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

(a) the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

(b) the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

(c) the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

(d) the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling her or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
●
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
●	Contains a toll-free number for inquiries on disciplinary actions;
●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.
●	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:
●	The bid and offer quotations for the penny stock;
●	The compensation of the broker-dealer and its salesperson in the transaction;
●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, our stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, C. Noelle Ray will offer and sell the shares offered hereby, is aware that she is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold, unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The quotation price of our common stock, if we obtain a public quotation at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

NOTE:  All the manufacture and sale of clocks is transacted in our wholly owned subsidiary of American Clock Company, Inc. called J. Tyler Clock Company Inc.  Many of the risk factors listed below would also apply to our wholly owned subsidiary.

Risks Related To the Company

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

●	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act
●
present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports

●	Make risk factor disclosure in our annual reports of Form 10-K
●
Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.   We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

The Company’s needs could exceed the amount of time or level of experience that our sole officer and director may have.

Our success largely depends on the continuing involvement of our President, C. Noelle Ray.  The Company will be dependent on her abilities. Our continued success, also, depends on our ability to attract and retain qualified personnel.  We believe that Ms. Ray possesses valuable business development knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of Ms. Ray could harm our operations, business plans and cash flows.

Our business plan calls for the use of part time and full time help to market, assemble, package and ship our products.  We presently utilize several part time and 4 full time people to do the above.
The responsibility of developing our business, offering and selling the shares offered by their prospectus and fulfilling the reporting requirements of a public company will be performed by C. Noelle Ray and any future  officers and directors and retained professionals. While Ms. Ray has some business experience, including management, she does not have extensive experience in connection with the responsibilities of a public company, including serving as a principal accounting officer or principal financial officer.  Ms. Ray does not have extensive experience in business management, nor has she ever been an officer or director of a public company. Accordingly, Ms. Ray may not be able to operate our business effectively or generate any revenue from the sale of our intended products. There can be no assurance that we will be able to attract and hire officers or directors with experience in the business consulting industry to operate our business, in the event that Ms. Ray is otherwise unsuccessful in doing so.

Ms. Ray spends at least thirty five (35) hours per week on the Company’s operations, or about seventy-five (75) percent of her time.  We have not formulated a plan to resolve any possible conflict of interest with her other business or personal activities. In the event she is unable to fulfill any aspect of her duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of business.

Although we have generated revenues over the past several years, there is no assurance that we will be able to continue to generate revenue and to expand our operations.

American Clock Company, Inc. was incorporated on December 17, 2013.  In December, 2013, the Company then acquired J. Tyler Clock Company, Inc. as a wholly owned subsidiary from C. Noelle Ray, the president and director of both companies.

The wholly owned subsidiary of the company, J. Tyler Clock Company Inc., was incorporated on August 12, 2010; and had gross profits of $84,304 in 2012 and $124,178 in 2013.

There is no assurance that the Company can continue to sell sufficient numbers of its products to continue to cover the additional expenses caused by its expansion.  Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible downsizing or even closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We don’t have any substantial assets and are dependent upon the continued sales or our products to continue to fund our business.

We are depending on the proceeds of this offering to fund the growth of the business. If we do not sell the shares in this offering, we will have to seek alternative financing to complete our business plans or abandon them. As of September 30, 2014, we had cash of $20,780. While we have generated enough revenue from the sales of our products to continue our business, we have not generated enough revenue to allow for substantial growth.

We have limited capital resources. To date, the Company has financed its operations principally from the sales of its products.  We may experience liquidity and solvency problems in the future.  Such liquidity and solvency problems could force the Company to limit or cease operations, if additional financing is not available. No known alternative resources of funds are available to us to finance growth of the company, in the event we do not receive adequate proceeds from this offering.

As of September 30, 2014, we had cash and cash equivalents of $20,780. Our liabilities at September 30, 2014, totaled $45,825, and we have no commitments to provide additional cash necessary to continue our operations. Our operations to date have been funded principally by sales of products of the Company.

We anticipate that our source of cash to finance our operations for the next 12 months will be obtained from the sales of our products as it has done in the past 5 years.  We have no commitment from Ms. Ray or any other person to provide additional funds for our continued operations in the future.   However, we are relying on the proceeds of this offering to allow us to grow faster through additional sales and marketing.  There is no assurance that we receive enough funds from this offering to achieve our goals.

Our growth strategy reflected in our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan fast enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of our products and revenue.  We can provide no assurance that potential customers will purchase our products at the cost and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

●
we are not able to attract sufficient customers to the products we offer, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

●	adequate penetration of new markets at a reasonable cost becomes impossible, in turn limiting the future demand for our products below the level assumed by our business plan:
●	we fail to generate revenue sufficient to fund our operations;
●	we are forced to significantly adapt our business plan to meet changes in our markets; and
●	for any reason, we are not able to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Our performance depends on market acceptance of our products.

The ability to market our products will be determined by the demand for our products and our ability to produce and ship our products.  We cannot be certain that the products that we offer will continue to be appealing to the market and if not, there may not be any demand for our products, our sales could be limited, and we may never continue to realize profitability. In addition, there are no assurances that the demand for those products will continue as it has in the past.  A lack of demand for our products could adversely affect our business and any possible revenues.

Our corporate actions are substantially controlled by C. Noelle Ray.

C. Noelle Ray beneficially owns 100% of our outstanding shares of common stock as of the date of this prospectus. After the closing of the offering, if all 2,000,000 are sold, she will own 75% of our then outstanding common stock.  As a result, she will have control of most matters requiring approval by our stockholders, without the approval of our minority stockholders.  She will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly held meeting of our stockholders.  Accordingly, our other shareholders will be limited in their ability to affect change in how we conduct our business.  Ms. Ray will have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to her stock ownership, she is key to our operations and has significant influence over our key decisions. The concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders.

We depend on strategic marketing relationships.

We expect our future marketing efforts may focus in part on developing business relationships with companies that would seek to market our products.   Our inability to enter into and retain strategic relationships or the inability of such companies to effectively market our products, could materially and adversely affect our business, operating results and financial condition.

 The clock industry is highly competitive.

If we cannot develop products that individuals like and are willing to purchase, we will not be able to compete successfully. Our business may be adversely affected and we may not be able to generate any revenues.

We have many potential competitors in the clock industry.   We consider the competition is competent, experienced, and have greater financial and marketing resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sales, and marketing of their products than are available to us.

Some of the Company’s competitors, also, offer a wider range of products similar to the products that we offer, have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, customer desires, as well as undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to develop and may acquire significant market share. Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support our endeavors. We cannot provide any assurances that we will be able to compete successfully against present or future competitors or that the competitive pressure we may encounter will not force us to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. The “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

Until we register a class of our securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Upon the registration statement of which this prospectus is a part being declared effective, it is our intention file a registration statement on Form 8-A with the SEC to register our class of common stock pursuant to Section 12 of the Exchange Act. However, until such time as we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, and the majority of the tender offer rules and the reporting requirements of the Exchange Act.

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

We estimate the cost of the registration statement of which this prospectus is a part to be approximately $24,000.  Of this amount, approximately $16,000 has been paid to date, and the balance will be paid from our cash on hand and proceeds from this offering.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports. Our business plan allows for the remaining estimated $8,000 cost of the registration statement of which this prospectus is a part to be paid from our cash on hand and proceeds from this offering. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

We estimate that the cost to be compliant for 12 months, by filing all necessary forms in a timely manner, will be approximately $14,000 The principal costs we anticipate for the next 12 months related to becoming a public reporting company will be for retaining an independent accounting firm (approximately $8,000) and attorneys (approximately $6,000) to assist with the preparation of our financial statements and our disclosures for inclusion with our public filings. We have included that amount in the $14,000, which we anticipate that we will need to satisfy our financial obligations for the next 12 months.

If we are not able to sell the maximum number of shares offered, we may experience a capital deficiency to pay such estimated expenses. There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act of 1934, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Bulletin Board, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

Risks Related To This Offering

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering. We intend to sell those shares through our sole officer and director, C. Noelle Ray, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of those shares. Our selling efforts will not include any mass media methods, such as Internet or print media. Ms. Ray has no experience in selling securities to potential investors.  There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses. If we are unable to sell all or any of the offered shares, we will not be able to raise the capital we need and may have difficulty with implementing our business plan.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholder of the Company is C. Noelle Ray who also serves as its sole director, President, Secretary, and Treasurer. Ms. Ray acquired 6,000,000 restricted shares of our common stock at a price per share of $0.001 for a $6,000 equity investment. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s common stock in the future could result in further dilution. Please refer to the section titled “DILUTION” herein.

There has been no independent valuation of our stock, which means that our common stock may be worth less than the purchase price.

The per share purchase price of our common stock has been arbitrarily determined by us without independent valuation of that common stock. The price per share in the recent issuance of our common stock to our President and Director, was $0.001, and was not based on perceived market value, book value, or other established criteria and has no relationship the price per share in this offering. We did not obtain an independent appraisal opinion on the valuation of our common stock. Accordingly, our common stock may have a value significantly less than the offering price, and our common stock may never obtain a value equal to or greater than the offering price.

Risks Related to our Common Stock

We are an “emerging growth company,” and our decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we have chosen to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.  We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.   After the registration statement of which this prospectus is a part is declared effective we intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB and the OTCQB.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities, owned by FINRA.  The OTCQB is a regulated quotation service that displays real-time quotes, list prices and volume information in over-the-counter (OTC) securities and is owned by OTC Markets.  The OTCBB and OTCQB is not an issuer listing service, market or exchange. Although the OTCBB and OTCQB do not have any listing requirements per se, to be eligible for quotation on the OTCBB and OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this prospectus, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever sell your shares, resulting in an inability to realize any value from your investment.

There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

●	liquidity of the market for our shares of common stock;
●	actual or anticipated fluctuations in our operating results;
●	sales of substantial amounts of our common stock, or the perception that such sales might occur;
●	changes in financial estimates by securities research analysts;
●	changes in the economic performance or market valuations of other companies in our industry;
●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
●	addition or departure of key personnel;
●	fluctuations of exchange rates between foreign currencies and the U.S. dollar; and
●	our dividend policy;

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.
To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker-dealer made the suitability determination, and

●	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market for our common stock and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue up to 70,000,000 shares of $0.001 par value common stock and 5,000,000 shares of preferred stock.  At present, there are 6,000,000 shares of our common stock issued and outstanding.  After the offering, there will be a maximum of 8,000,000 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we may be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB and OTCQB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB and OTCQB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000.  In addition, there is no guarantee that we will raise any funds in this offering.

	$25,000	50,000	75,000	$100,000
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Registration costs	$24,000	$24,000	$24,000	$24,000
Net proceeds	$17,000	$42,000	$67,000	$92,000
The net proceeds will be used as follows:
Cost of being a public reporting company	$14,000	$14,000	$14,000	$14,000
Website development	$4,000	$8,000	$8,000	$8,000
Marketing and advertising	$0	$20,000	$25,000	$30,000
PCs/Software purchase	$0	$0	$2,000	$4,000
Office Warehouse	$1,000	$2,000	$5,000	$10,000
Salaries/ Part-Time Interior Design Specialist Fees	$0	$0	$13,000	$24,000
Other Expenses	$0	$0	$2,000	$4,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, C. Noelle Ray, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2013, the net tangible book value of our shares of common stock was $52,517 or approximately $0.0088 per share based upon 6,000,000 shares outstanding.  As of September 30, 2014, the net tangible book value of our shares of common stock was $96,727 or $0.0161 per share based upon 6,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $196,727 or approximately $0.0328 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0102 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0328 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 25% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.05 per share. Our existing stockholders will own 75% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $ 102,517, or approximately $0.0146 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0058 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0146 per share.

After completion of this offering investors in the offering will own approximately 14.3% of the total number of shares then outstanding for which they will have made cash investment of $50,000. Our existing stockholders will own approximately 85.6% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0161
Net tangible book value per share after offering	$0.019
Increase to present stockholder in net tangible book value per share after offering	$0.0222
Capital contributions	$6,000
Number of shares outstanding before the offering	6,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	75%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.05
Dilution per share	$0.031
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholder	5.66%
Percentage of capital contributions by new investors	94.33%
Percentage of ownership after offering	75%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0354
Capital contributions	$50,000
Percentage of capital contributions by existing shareholder	10.7%
Percentage of capital contributions by new investors	89.3%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	14.3%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

American Clock Company, Inc. has 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ms. Ray will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Ray is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Ray will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Ray is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. However, Ms. Ray will be offering securities on our behalf and therefore may be deemed to be an underwriter of this offering within the meaning of this term as defined in Section 2(a)(11) of the Securities Act of 1933. At the end of the offering, Ms. Ray will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Ray  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Ms. Ray will restrict her participation in the offering of our securities to any one or more of the following activities.

A.   Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;
B.   Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in this registration statement; or
C.   Performing ministerial and clerical work involved in effecting any transaction.

American Clock Company, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board and on the OTCQB. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf with FINRA in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Ms. Ray will sell the shares and intends to offer them to friends, family members and business acquaintances.  Her methods of communication will include: phone calls, emails, and regular mail.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which American Clock Company, Inc. has complied.
In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

American Clock Company, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $24,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 2,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached as Exhibit __ to the registration statement of which this prospectus is a part) and sending it together with payment in full to American Clock Company, Inc. All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

There is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber subscription, we will prepare and send to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

All checks for subscriptions must be made payable to “American Clock Company, Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred accumulated retained earnings of $52,517 from our inception through December 31, 2013 and $96,727 through September 3, 2014.

The following table provides selected financial data about our Company as of December 31, 2013 and September 30, 2014. (unaudited). For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:
	December 31, 2013 Audited	September 30, 2014 Unaudited
Cash	$64,500	$20,780
Total assets	$81,493	$142,552

Total liabilities	$28,976	$45,825

Total stockholder’s equity	$52,517	$96,727

Total liabilities & stockholder’s equity	$81,493	$142,552

American Clock Company, Inc. was incorporated in the State of Nevada on December 17, 2013.  J. Tyler Clock Company Inc., which was incorporated on August 12, 2010, became a wholly owned subsidiary of American Clock Company, Inc. on December 31, 2013.

The Company’s principal business, conducted through its wholly-owned subsidiary, J. Tyler Clock Company Inc., is manufacturing and marketing personalized wall clocks. It has a specific business plan and never intended and do not intend to be a blank check company. It has never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. It has not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations.

J. Tyler Clock Company Inc. was incorporated in the State of Colorado on August 12, 2010.  J. Tyler Clock Company Inc. elected to become an S corporation effective January 1, 2012.  American Clock Company, Inc. was incorporated in the State of Nevada on December 17, 2013.

On December 31, 2013, American Clock acquired 6 million shares, or 100%, of the outstanding common shares of J. Tyler Clock Company, held by C. Noelle Ray, in exchange for 6 million shares of American Clock’s common stock.  The recorded amount for the shares was at par value, or $6,000.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012.

Effective January 1, 2014,  J. Tyler Clock Company Inc. ceased to be an S corporation.

All manufacture and sale of clocks is transacted through J Tyler Clock Company Inc. The Company additionally does business as thebigclockstore.com.

Our Principal office is located at 1525 N. 67th St. Mesa, AZ 85205

We had gross profits of $124,178 in the year ended December 31, 2013 and $84,304 in the year ended December 31, 2012 and net income of $32,911 in the year ended December 31, 2013 and $17,892 the year ended December 31, 2012.

We had gross profits of $177,105 during the nine (9) months ended September 30, 2014 and $80,588 during the same period from the prior year and net income of $44,209 during the nine (9) months ended September 30, 2014 and $20,904 during the same period from the prior year.

Our currents sale and cash flow are sufficient to fund our current operations, however, they are not sufficient to allow for growth through additional advertising and marketing.  The funds received from the offering, if successful, will allow for additional advertising and marketing of the Company’s products and additional growth.

We may not sell all 2,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 2,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

Plan of Operation

We believe that our current cash balance and cash flow from the sale of our products will be sufficient to fund our operations in the foreseeable future.  However, if we sell 100% of the securities offered for sale by the Company and raise the gross proceeds of $100,000, we will be in a position to increase our advertising, marketing and sales programs.  After the cost of this underwriting, any proceeds received from the offering will be used as described in the “Use Of Proceeds” described herein.

We do not expect to purchase significant equipment from the proceeds of this offering nor do we expect significant changes in the number of employees of the Company. Upon completion of our public offering, our specific goal is to profitably sell our products. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions, unless extended by our board of directors for an additional 90 days. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Commence Additional Advertising and Marketing Campaign

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We will continue to market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new clients will  refer  their  colleagues to us.

We intend to spend about $20,000 on marketing efforts during the first year if we sell half of the shares offered. If we sell at least 75% of the shares in this offering we will spend about $30,000 on our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations if 50% and 100% of the shares offered are sold:

	50%	100%
Marketing costs	$20,000	$30,000
Website development costs	$8,000	$8,000
PCs/Software purchase	$-	$4,000
Cost for being a public reporting company	14,000	$14,000
Office/warehouse Set Up	$2,000	$10,000
Salaries/ Part-Time Interior Design Specialist Fees	$-	$24,000
Other	$-	$4,000
Registration Costs	$24,000	$24,000
Total	$50,000	$100,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we intend to continue to sell our products as we have done so in the past years, but hoping for growth of the Company through additional advertising and marketing with the proceeds from this offering.

C. Noelle Ray, our president, will be devoting approximately 75% (35 hours/week) of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Ms. Ray has agreed to commit more time as required. Because Mrs. Ray will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Results of Operations

Fiscal Years Ended December 31, 2013 and 2012

Revenue

During the year ended December 31, 2013 we recognized revenue of $437,896 compared to revenue of $254,146 during year ended December 31, 2012.This increase of sales was due to a significant increase in marketing and improvements in our website.  As substantial effort was placed on social media advertising including Facebook, Twitter and Instagram which before this point was non-existent.

Gross Profit

Our gross profit for the 2013 fiscal year was $124,178 compared to $84,304, for the 2012 fiscal year.

Our gross margins were reduced from 34% in 2012 to 28% in 2013 because with in order to meet the increase in sales, additional labor was required and additionally, material costs rose slightly.

Operating Expenses

Operating expenses increased from $66,412 in the fiscal year ended December 31, 2012 to $91,267 during the year ended December 31, 2013 due to increased general and administrative expenses and marketing expenses, offset by decreased consulting expenses.

Net Income

During the fiscal year ended December 31, 2013, our net income was $32,911, compared to $17,892 for the previous fiscal year due to the factors discussed above.

Nine Month Periods Ended September 30, 2014 and 2013

Revenue

During the nine months ended September 30, 2014, we recognized revenue of $444,077 compared to revenue of $294,452 during the nine months ended September 30, 2013.

Our sales increased due to increased marketing and improvements in our website.

Gross Profit

Our gross profit for the nine months ended September 30, 2014 was $177,105 compared to $80,588, for the nine months ended September 30, 2013.

Our gross margins increased from 27.4% during the nine months ended September 30, 2013 to 40% in the nine months ended September 30, 2014.

With the increase of our sales, our price of material costs decreased due to the volume ordered.

Operating Expenses

We incurred $119,501 in operating expenses during the nine months ended September 30, 2014, compared to $59,231 for the same period from the prior year.

This increase was due to mainly an increase in professional fees from $18,850 in 2013 to $54,510 in 2014 arising from legal and audit fees to prepare this prospectus, an increase in office expenses from $11,199 in 2013 to $20,187 in 2014 and increase in rent from $9,857 in 2013 to $17,795 in 2014.

Net Income

During the nine months ended September 30, 2014, our net income was $44,209, compared to $20,904 for the same period from the prior year due to the factors discussed above.

Three Month Periods Ended September 30, 2014 and 2013

Revenue

During the three months ended September 30, 2014, we recognized revenue of $145,990 compared to revenue of $98,899 during the three months ended September 30, 2013.

Our sales increased due to increased marketing and improvements in our website.

Gross Profit

Our gross profit for the three months ended September 30, 2014 was $47,874 compared to $34,863, for the nine months ended September 30, 2013.

Our gross margins decreased from 35.2% during the three months ended September 30, 2013 to 32.8%  in the three months ended September 30, 2014. Although for the nine months ended September 30, 2014, our gross margins increased due to economies of scale, for the three months period, our gross margins decreased due to adding more labor costs to our products to meet the demand.

Operating Expenses

We incurred $42,337 in operating expenses for the three months ended September 30, 2014, compared to $20,908 for the same period from the prior year. In addition to an increase in professional fees described above, we also had an increase in office expenses from $5,552 in 2013 to $8,760 in 2014.

Net Income

During the three months ended September 30, 2014, our net income was $3,558, compared to $13,961 for the same period from the prior year due to the factors discussed above.

Liquidity and capital resources

Fiscal Years Ended December 31, 2013 and 2012

As of December 31, 2013, we had $70,885 in total current assets, which was comprised of $64,500 in cash and $6,385 in inventory, compared to $23,432 in cash and $2,932 in inventory as of December 31, 2012.

As of December 31, 2013, our total current liabilities was $28,976, which consisted of $3,722 in accounts payable, $17,228 in deposits from customers and $8,026 in related party advances payable. As of December 31, 2012, accounts payable was $0, deposits from customers were $6,228 and related party advances were $9,583.

For the years ended December 31, 2013 and 2012, cash flow from operations was $46,120 and $21,835 respectively. The primary reasons for the increase in 2013 were the increases in net income and in customer deposits.

During 2013 and 2102, the Company invested cash of $3,495 and $9,700 respectively in equipment purchases.

Financing activities during both years consisted of advances from related parties and repayments on the advances.  For 2013, cash used in financing activities was $1,557 compared to cash provided by financing activities in 2012 of $7,403. The variance between the two years largely arose due to the receipt of $10,500 in proceeds from related party advance payable during the year ended December 31, 2013.

Nine Month Periods Ended September 30, 2014 and 2013

As of September 30, 2014, we had $62,455 in total current assets, which was comprised of $20,780 in cash and $41,675 in inventory compared to $64,500 in cash and $6,355 in inventory as of December 31, 2013.  Our current liabilities were $45,825 and $28,976, respectively, an increase of $16,849. As of September 30, 2014, current liabilities consisted of accounts payable of $16,607, accrued income taxes payable of $13,424, deposits from customers of $9,813 and related party advances payable of $5,981. As of September 30, 2013, current liabilities consisted of accounts payable of $3,722, deposits from customers of $17,228 and related party advances payable of $8,026.  The major change between the two periods is the accrual of estimated income taxes payable.

 Cash flow from operations for the nine months ended September 30, 2014 and 2013 was $34,027 and $26,260, respectively.  The main reason for the increase was increased net income and increased current liabilities, offset by inventory increases.

During the nine months ended September 30, 2014, the Company purchased equipment of $75,702 compared to $0 in the comparable 2013 period.

During the nine months ended September 30, 2014 and 2013, cash used in financing activities was $2,045 and $6,857, respectively, arising due to repayment of related party advances in both years.

Our current cash balance and cash flow from sales will be sufficient to meet our overhead needs for the next twelve (12) months.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering or loans from our director or others.

We anticipate that during the next 12 months, the cost of being a reporting public company will cost us approximately $14,000. The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

The clock is one of the oldest human inventions, meeting the need to consistently measure intervals of time shorter than the natural units: the day; the lunar month; and the year. Devices operating on several different physical processes have been used over the millennia, culminating in the clocks of today.

J. Tyler Clock Company Inc., the wholly owned subsidiary of American Clock Company, Inc., was incorporated in the State of Colorado on August 12, 2010.   American Clock Company, Inc. was incorporated in the state of Nevada on December 17, 2013.  On December 31, 2013, American Clock acquired 6 million shares, or 100%, of the outstanding common shares of J. Tyler Clock Company, held by C. Noelle Ray, in exchange for 6 million shares of American Clock’s common stock.  The recorded amount for the shares was at par value, or $6,000.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012.

All manufacturing and sales of clocks continues to be transacted through J Tyler Clock Company Inc.  The Company additionally does business as thebigclockstore.com.

American Clock Company Inc. is in the business of manufacturing and marketing personalized wall clocks. It has a specific business plan and never intended and do not intend to be a blank check company. It has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. It has not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations. It is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose and have been manufacturing and selling clocks through J. Tyler Clock Company Inc. for several years. Neither the registrant nor its officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Overview

Business Concept

American Clock Company, Inc., through its wholly owned subsidiary, J. Tyler Clock Company, Inc., manufactures and sell personalized wall clocks. Its products consist of both round and square, hanging wall clocks ranging from 12 inches in diameter to 60 inches in diameter.  Each clock is made from ½” medium density fiberboard (“mdf”) manufactured and cut in the United States.  The face of each clock is printed specifically to the customer’s request.  Some clocks may have our generic “American Clock Company” logo on it.  Others are personalized to the preference of the customer.  Some have the customer’s family name, a company logo, a school logo, or picture.  Clocks can be made to match a bed spreads or have a sports theme to it. The clock faces can be designed by the customer and emailed as a .tif, .jpg, png, .pdf.

All clock faces are printed and clocks built in our Phoenix, Arizona manufacturing facility.  Clocks are typically built and shipped within 1 week of ordering.  Clocks can be shipped to almost any country in the world.

The mechanism (or movement) and hands for each clock are quartz movement mechanism.  A quartz clock is a clock that uses an electronic oscillator that is regulated by a quartz crystal to keep time. This crystal oscillator creates a signal with very precise frequency, so that quartz clocks are at least an order of magnitude more accurate than mechanical clocks. Generally, some form of digital logic counts the cycles of this signal and provides a numeric time display, usually in units of hours, minutes, and seconds.  Each mechanism is approximately 2 inches by 2 inches by ¾ inch deep.  We use 2 types of mechanisms; a normal torque for 12” to 24” clocks and a high torque for 30” to 60” clocks. The movement runs on one “AA” battery and is accurate to within two minute a year.

The hands for each clock vary depending on the size and shape of the clock and the desire of the customer.  The hands can also come in a variety of colors including polka-dot depending on the customers’ needs.

Business Opportunity

The Company was first established August 12, 2010.  Over the course of several years, the company steadily grew.  In 2010, Mrs. Ray began enhancing her website and doing minor marketing (see marketing).    American Clock Company Inc. was incorporated in the State of Nevada on December 17, 2013.  On December 31, 2013, American Clock acquired 6 million shares, or 100%, of the outstanding common shares of J. Tyler Clock Company, held by C. Noelle Ray, in exchange for 6 million shares of American Clock’s common stock.  The recorded amount for the shares was at par value, or $6,000.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012. Common Stock.

All manufacture and sale of clocks continues to be transacted through J Tyler Clock Company Inc. The Company additionally does business as thebigclockstore.com

The registrant and its owner anticipate that through business expansion, the Company can increase its hold in this niche market.  Through increased marketing, additional equipment, and a larger manufacturing facility, the company anticipates being able to increase gross revenue in the next 18 months and significantly reduce expenses.  Through its marketing plan (see marketing) the company will target specific industries such as Real Estate and Interior decorating as well as market to the individual consumers through social media and our website.

Competitive Environment

There are hundreds of clock manufacturers in existence today all around the world. Types of clocks include analog, digital, auditory, word, projection, tactile and multi-display. Clocks can be categorized by mechanism, function or style.

By mechanism:	By function:	By style:

● Astronomical clock

● Atomic clock

● Candle clock

● Congreve clock

● Digital clock

● Electric clock

● Flip clock

● Hourglass

● Incense clock

● Mechanical watch

● Oil-lamp clock

● Pendulum clock

● Pipe organ clock

● Projection clock

● Pulsar clock

● Quantum clock

● Quartz clock

● Radio clock

● Rolling ball clock

● Spring drive watch

● Steam clock

● Sundial

● Torsion pendulum clock

● Water clock

● 10-hour clock

● Alarm clock

● Binary clock

● Chiming clock

● Chronometer watch

● Cuckoo clock

● Equation clock

● Game clock

● Japanese clock

● Master clock

● Musical clock

● Railroad chronometer

● Slave clock

● Speaking clock

● Stopwatch

● Striking clock

● Talking clock

● Tide clock

● Time ball

● Time clock

●World clock

● American clock

● Automaton clock

● Balloon clock

● Banjo clock

● Bracket clock

● Carriage clock

● Cartel clock

● Cat clock

● Clock tower

● Cuckoo clock

● Doll's head clock

● Floral clock

● French Empire mantel clock

● Granddaughter clock

● Grandfather clock

● Grandmother clock

● Lantern clock

● Lighthouse clock

● Longcase clock (or tall-case clock)

● Mantel clock

● Skeleton clock

● Tower clock

● Turret clock

● Watch

Although there are many manufacturers, very few personalize their clocks specific for each customer.  Some companies that do personalize clocks include: oneinhundred.com, house of imprints, made-in-china.com, Zazzle.com, Woster Clock Co., Café Press, Clocks of Design, American Woodcrafts, and Branders just to name a few.  Although most of these companies are in China, they still pose a significant competitive threat.  Clocks made in China can often be made far cheaper (between $5-$8), however most are plastic which tends to be less desirable.

Business Strategies

Positioning Strategy

American Clock Company is positioning itself as a “specialty” clock store.  The Company does not carry the inexpensive alarm clocks, wall clocks or the like that may be purchased at a “big box” store such as Wal-Mart or Target.  Its clocks are hand crafted in the US with the vast majority of its clocks being unique and made individually for 1 specific customer. The company focuses on high quality and customer satisfaction.  Customers may design their clocks on the website, or they may call directly and get design help from one of many professional designers.  After the design, customers will receive, via email, a proof for approval.  Once approval is given, the clock is usually made and shipped with 3 business days.

Target Market Strategy
American Clock Company is targeting several key areas.

Individual Sales-  The Company’s primary market is individual sales.  Individual sales are classified as customers that purchase 1 to 2 clocks in a 3 year period.  This is not to say that they will ever purchase another clock, but just that they are not a frequently recurring customer.  Typically they purchased a single clock for themselves or as a gift.  Occasionally, this customer might purchase a second clock for a friend or family member as a gift.

Recurring Sales – Recurring sales are typically customers that purchase 1 or more clocks every month.  These individuals include real estate agents who purchase them as closing gifts or perhaps Interior designers that purchase for their clients or have their clients purchase directly for their homes.

Wholesale Market – The Company is currently selling to several specialty stores who order large quantities of clocks at one time.  These stores include The Baby Super Mall and Rosenberry Room. These stores have lines of specialty bedding and accessories.  The Company has designed clocks to match many of the bedding styles which are sold as whole packages to the specialty stores customers.  Orders for these specialty stores are typically around 200 clocks every three to four months.

Product Strategy

Product Details
Movement
A quartz clock is a clock that uses an electronic oscillator that is regulated by a quartz crystal to keep time. This crystal oscillator creates a signal with very precise frequency, so that quartz clocks are at least an order of magnitude more accurate than mechanical clocks. Generally, some form of digital logic counts the cycles of this signal and provides a numeric time display, usually in units of hours, minutes, and seconds. The first quartz clock was built in 1927 by Warren Marrison and J.W. Horton at Bell Telephone Laboratories. Since the 1980s when the advent of solid state digital electronics allowed them to be made compact and inexpensive, quartz timekeepers have become the world's most widely-used timekeeping technology, used in most clocks and watches, as well as computers and other appliances that keep time.

In modern quartz clocks, the quartz crystal resonator or oscillator is in the shape of a small tuning fork, laser-trimmed or precision lapped to vibrate at 32,768 Hz. This frequency is equal to 215 cycles per second. A power of 2 is chosen so a simple chain of digital divide-by-2 stages can derive the 1 Hz signal needed to drive the watch's second hand. In most clocks, the resonator is in a small can or flat package, about 4 mm long. The reason the 32,768 Hz resonator has become so common is due to a compromise between the large physical size of low frequency crystals for watches and the large current drain of high frequency crystals, which reduces the life of the watch battery.

Each mechanism is approximately 2 inches by 2 inches by ¾ inch deep.  We use 2 types of mechanisms; a normal torque for 12” to 24” clocks and a high torque for 30”to 60” clocks. The movement runs on one “AA” battery and is accurate to within two minute a year.

Clock Structure
Each clock is made from high quality MDF (medium-density fiberboard.  MDF is an engineered wood product formed by breaking down hardwood or softwood residuals into wood fibers, often in a defibrator, combining it with wax and a resin binder, and forming panels by applying high temperature and pressure. MDF is denser than plywood. It is made up of separated fibers, but can be used as a building material similar in application to plywood. It is stronger and much denser than particle board.

MDF does not contain knots or rings, making it more uniform than natural woods during cutting and in service. However, MDF is not entirely isotropic, since the fibers are pressed tightly together through the sheet. Like natural wood, MDF may split when woodscrews are installed without pilot holes, and MDF may be glued, doweled or laminated, but smooth-shank nails do not hold well. Typical fasteners are T-nuts and pan-head machine screws. Fine-pitch screws do not hold well in MDF and screw retention in the edge is particularly poor. Special screws are available with a coarse thread pitch but sheet-metal screws also work well. Typical MDF has a hard, flat, smooth surface that makes it ideal for veneering, as there is no underlying grain to telegraph through the thin veneer as with plywood. A so-called "Premium" MDF is available that features more uniform density throughout the thickness of the panel.

Clock Face
Each clock face is printed from a Roland Versacam large format printer.  Some characteristics of the Roland Versacam printer include:

•	Roland Intelligent Pass Control for outstanding print quality and increased productivity
•	Eco-Sol MAX eco-solvent ink
•	1440 x 720 dpi resolution
•	Uncoated media support
•	Heavy duty media handling system supports heavier rolls
•	SP-540i – up to 66 lbs.
•	VersaWorks 3.2 RIP software
•	Advanced X-Rite color management tools available
•	Integrated heater system
•	Ethernet connectivity
•	Automated maintenance system with redesigned maintenance cover
•	Optional take up system

Clock faces are printed on ESM-MCVP-75-54/30 pressure-sensitive calendered vinyl that is durable and water-resistant. The excellent white point of this product along with a very low gloss level make it a very useful product for a variety of graphic applications that require extended indoor or outdoor life.
Specifications include:
Total Caliper:	4 mil
Basis Weight:	N/A
Whiteness:	N/A
Brightness:	N/A
Opacity:	96
Gloss Level:	16@60°
Inkset:	Eco solvent (Eco-SOL MAX)
Adhesive:	Acrylic-based permanent adhesive
Backing:	90# Stayflat Liner

Products Provided

American Clock Company manufactures clocks in a variety of sizes.  Sizes includes:

12”, 18”, 24”, 30”, 36”, 48” and 60” in diameter.  The clocks are also offered in both round and square.  Although clocks can be made to the customers exact specifications, we do offer a range of colors to help the customer in determining the overall look of the clock.  These base colors include, brown, grey, black, white, green, blue, and red.  The categories of clocks can aid a customer in their overall decision process as well.  Categories such as Apple Clocks, Logo, Vintage, Wedding, Rooster, Kids. Square, Framed and Contemporary can help the customer navigate the website and determine the type of clock they are looking for.

Pricing Strategy
The Company’s wall clocks are priced based upon the size of the specific clock ordered.  The standard price list is as follows:
12" $59
18" $79
24" $149
30" $169
36" $279
48" $389
60" $899 (Frame Required)

Additional charges may apply to the cost of a clock.  Personalization, pictures, difficult layouts, out of country shipping, or rush orders may increase the cost of the product.  All of the above costs include shipping within the continental United States.

Staffing/Organization Plan

Currently, J. Tyler Clock Company Inc. employs four full time employees and four part time employees in its organization.

Manufacturing Staff
As of the date of this document, J. Tyler Clock Company Inc. employees four full time employees and four part time employee in its manufacturing facility.  The responsibilities of these individuals include all assembly, packaging and shipping of all clocks.  The manufacturing facility encompasses a 2400 sq/ft office/warehouse located at 3035 N. Maple St.  Building #6, Mesa, AZ 85205.  This office/warehouse space includes two 10x10 offices, a large 15x20 reception area, bathroom, and large warehouse space.  This space is leased for 3 years at a lease rate of $1295 per month. J. Tyler Clock Company is currently in month 4 of that lease agreement.  As the Company expands, it has the option of moving into a larger facility owned by the same owner at any time based upon availability.

The Company additionally employs one part time employee responsible for all wood fabrication and a part time bookkeeper.

Sales Professionals Staff
The Company currently employs 1 full time and 1 part time sales individual.  Their responsibilities includes receiving the day to day orders, completing all mock-ups and acquiring customer approval, all sales inquiries, and any customer service issues that arise.

Marketing Professionals Staff
The Company currently has 1 full time and 2 part time marketers employed with the Company.  Their responsibilities include all marketing programs, social media (including Facebook, Twitter, Instagram, and Pinterest).  Additional responsibilities also include putting out company press releases on a monthly basis, sending targeted emails as well as larger customer acquisitions including real-estate agents, interior decorators, home magazines, shows, and all other forms of marketing.

Management and Administrative staff
Noelle Ray is the Company’s only full time administrator.  Her duties include design, management, supplier relations, marketing, and customer support.

Marketing and Sales Strategies

Social Media
The Company’s Social media marketing program centers on efforts to create content that attracts attention and encourages readers to share it with their social networks. The resulting electronic word of mouth (eWoM) refers to any statement consumers share via the Internet (e.g., web sites, social networks, instant messages, news feeds) about an event or one of the company’s products. When the underlying message spreads from user to user and presumably resonates because it appears to come from a trusted, third-party source, as opposed to the brand or company itself,  this form of marketing results in ‘earned media’ rather than ‘paid media’

Social networking websites allow individuals to interact with one another and build relationships. When companies join the social channels, consumers can interact with them. That interaction feels personal to users because of their previous experiences with social networking site interactions.

The Company’s Social networking sites and blogs allow individual followers to “retweet” or “repost” comments made by the company or product being promoted. By repeating the message, all of the users connections are able to see the message, therefore reaching more people. Social networking sites act as word of mouth. Because the information about the company’s products are being put out there and are getting repeated, more traffic is brought to the company.

In 2009, bloggers had an enormous impact on fashion, affecting everything from print publishing to how brands market themselves online. There are thousands of style-related blogs on the web these days, and those dedicated to their craft have earned industry recognition. A number of unknowns earned recognition from Dolce & Gabbana, Burberry, Alexander McQueen and leading publications such as Vogue. They participated in fashion design collection collaborations and received front-row, international Fashion Week seats next to some of the most notable figures in the couture world. A recent Financial Times article notes that being a style blogger is a perfectly respectable career for someone in the fashion industry. The social web has removed the gatekeepers of an industry that was notoriously hard to penetrate and build a name in. These sites have succeeded because of the quality of their content. While each is unique, they’ve built a cult following around their areas of expertise and passion.

Through social networking sites, the Company can interact with individual followers. This personal interaction can instill a feeling of loyalty into followers and potential customers. Also, by choosing whom to follow on these sites, the Company’s products can reach a very narrow target audience.

Social networking sites also include a vast amount of information about what products prospective customers might be interested in. Through the use of new Semantic Analysis technologies, the company’s marketers can detect buying signals, such as content shared by people and questions posted online. Understanding of buying signals can help the company’s sales people target relevant prospects and marketers run micro-targeted campaigns.

Real Estate Agents
A key source for consistently returning customers is that of Real-estate agents.  Typically, real-estate agents will purchase a small gift for their clients upon the closing of their home to thank them for their business.  Often, these gifts are door locks, flowers, theater tickets and the like.

Interior designers
Manufacturers of decorative products for residential or commercial interiors, such as furniture and fixtures, must utilize creative ways to garner interest from prospective customers. The main targets are primarily interior designers, who must evaluate both style and functionality of products. Other factors gaining importance include environmentally-friendly materials and manufacturing practices, as well as ergonomic features.

There are complexities with marketing residential and commercial interior products. First, dual audiences or targets must be considered. Often, these types of products are specified by interior designers. Information needs and media preferences may differ greatly for each target.

American Clock Company focuses on an absolutely stellar, high design appeal. By personalizing our clocks with brand names, logos, graphic identities, photography, websites, names, phrases etc. we offer a sophisticated product that appeals to both designers and customers who are educated, trend aware, and appreciate and understand the product’s aesthetic features.

Another imperative for marketing to designers is high-design literature, including specification catalogs and product brochures. We utilize both print and electronic applications, and purposed for publicity and other initiatives. Increasingly important are literature and content for vertical applications. With application-specific content for such verticals as commercial office, education and healthcare environments, along with specification and reference data, designers and architects will not only consider products for current applications, but keep these pieces on file for future projects.

Although we have not attended any yet, our marketing plan calls for frequent attendance at shows and organization for interior designers.  We intend to invite designers, architects and even members of the press to showroom parties which creates an excellent location to not only introduce new products, but to create focus on our entire product line—allowing a tactile and in person experience to get the “feel” of the products. In other words, create a captive audience. Trade shows and industry conferences like NeoCon remain important opportunities for reaching both designers and architects.

Search Engine Optimization

The Company is employing search engine optimization (SEO) techniques to drive users to its relevant website content. Additionally, the company uses Google Pay-per-click keyword ads as well as building search optimization into our website to deliver “organic” results. We have implemented techniques such as link directories, site maps and text links, title-tags and URL structure to help force our website to the top in searches. We have additionally established content pages that relate to keywords and influential topics to both designers and consumers.

Funding Strategy

As of the date of this prospectus, J. Tyler Clock Company Inc. has been principally self-funded through the sale of its products. Currently, the Company has limited debt and growth has been largely funded from operations.  All equipment and product is paid for in cash or short term credit arrangements.  In order to take the Company to the next level, the Company believes that an S1 offering will provide the necessary cash infusion to expand advertising and marketing, and fully implement its marketing plan.

Future Growth

As of the date of this prospectus, it is estimated that American Clock Company manufactures approximately 3,600 clocks per year.  It is anticipated that through the full implementation of its marketing plan as well as the necessary capital infusion, the Company could potentially double that number of clocks sold.  This is only estimation, however, and there is no guarantee that we will continue to meet our existing numbers or exceed.

Company Information

American Clock Company Inc. was incorporated in Nevada on December 17, 2013. J. Tyler Clock Company, Inc., the wholly owned subsidiary of the company, was incorporated in Colorado on August 12, 2010.

Description of Property

Its principal executive offices are located 1525 N. 67th St. Mesa, AZ 85205. The primary phone number is 623-565-8140.  The Company has leased space for $1295 per month for a period of 36 months encompassing 2,400 square feet which is utilized as manufacturing and office space.

Insurance

We currently do carry Property and Crime, Business Income and Extra Expense, and Commercial General Liability Insurance coverage. This insurance is through Travelers Insurance with a yearly premium of $750.  Property and Crime coverage covers up to $50,000 for damage to building, equipment and inventory with a $500 deductible.  Business Income covers loss of business income for 12 consecutive months.  Commercial General Liability has a $2,000,000 lime for General Aggregate and $1,000,000 Personal Injury.

Inflation

Inflation does not materially affect our business or the results of our operations.

Subsequent Events

None

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

Jobs Act of 2012

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

A. Basis Of Accounting
Our financial statements are prepared using the accrual method of accounting. Our financial statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a December 31 year-end.  The accompanying consolidated financial statements include the accounts of American Clock Company, Inc. and its wholly owned subsidiary, .J. Tyler Clock Company.  All intercompany accounts and transactions have been eliminated in consolidation.

B. Basic Earnings Per Share
The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

C. Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

D. Use Of Estimates And Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. Income Taxes
During the years ended December 31, 2013 and 2012, the Company was an S-corporation for income tax purposes.  Effective on January 1, 2014, the Company ceased to be an S-Corporation.  As an S-Corporation, the taxable income or loss passes through to the individual tax returns of the shareholders of the Company.  Accordingly, no provision for income taxes is included in the financial statements for the years ended December 31, 2013 and 2012.

New Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Director Independence

Our board of directors is currently composed of one member, C. Noelle Ray, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.

In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

In addition to our President, As of the date of this document, we have four full time employees and four part time employees.  If this offering is successful, we intend to add addition employees as the need arises.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	PosiPosition(s)
C. Noelle Ray 1525 N. 67th St. Mesa, AZ 85205	45	President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

Ms. Ray has held her positions since inception of our Company and are expected to hold her positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

C. Noelle Ray – President, Director

Mrs. Ray has been involved in small business ventures for 20 years.  She began a child care business which she ran for 5 years before she went to college at Brigham Young University.  She earned her Bachelor’s degree in 1997 in American Studies.

During college she worked at Stephen Covey Leadership center in their seminar department and later worked as the assistant editor of the business magazine entitled Executive Excellence.

In 2010, Mrs. Ray started a business selling clocks through the newly incorporated J. Tyler & Company Inc.  This business has grown in revenue every year since it started and continues to grow.  The Company has limited debt in part because Mrs. Ray has made sound decisions that balance risk and growth potential.  She manages eight employees as well as the website and internet responsibilities.

Mrs. Ray has been involved in many civic service leadership and teaching positions. She is currently serving as the president in her area of the largest women’s service organization in the world.

She is married and has three children.

Ms. Ray intends to devote close to 75% (35 hours /week) of her time to the management of the Company.

During the past ten years, Ms. Ray has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Ray was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Ray’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.  Any Federal or State securities or commodities law or regulation; or
ii.  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director.  Thus, there is a potential conflict of interest, in that our sole officer and director has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us during the last two fiscal years ending December 31, 2013, to our sole executive officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Currently, C. Noelle Ray is our only officer that receives compensation.  Officers will be reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our officer and director. Mrs. Ray does not receive a monthly salary, but does receive owners draws in different amounts each month depending on the income and expenses each month and the anticipated income and expenses for the next month.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
C. Noelle Ray - President	2012 2013	0 0	0 0	0 0	0 0	0 0	0 0	$38,430 $28,250	$38,430 $28,250
Ms. Ray received compensation in the form of consulting fees.

Employment Contracts

There is no employment contract with Ms. Ray at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future. Our Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special products on our behalf, other than products ordinarily required of a director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Directors Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada  law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Directors Independence

Our Board of Directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of her or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [*]	the Offering	Offering	Sold	Shares are Sold
C. Noelle Ray	6,000,000	100%	8,000,000	75%

[*]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Ms. Ray is the only "promoter" of our company.

(1)
The percentages are based on a before-offering total of 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus and assume the 2,000,000 shares registered for sale in the offering will be sold.

(2)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)	Assumes the sale of all of the 2,000,000 shares of common stock by us in the offering. The aggregate amount of shares to be issued and outstanding is 8,000 based upon that assumption.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•           Any of our directors or officers;
•           Any person proposed as a nominee for election as a director;
•           Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•           Any relative or spouse of any of the foregoing persons who has the same house as such person;
•           Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.
FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 6,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the offering of 2,000,000 shares of our common stock.

Our authorized capital stock consists of 70,000,000 shares of common stock with a par value $0.001 per share, and 5,000,000 shares of preferred stock with a par value $0.001 per share

Common Stock

The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
●	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
●	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
●	Are entitled to one vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

We have no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $0.001 as stated in our Articles of Incorporation. Our Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of  Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by our stockholders. Any shares of issued preferred stock would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of our preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

The issuance of shares of our preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of our preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of our stockholders. In addition, under certain circumstances, the issuance of our preferred stock could adversely affect the voting power of the holders of our common stock. Although our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, our Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then market price of such stock. Our Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preemptive Rights

No holder of any shares of our capital stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent at this time.  We intend to retain a Transfer Agent upon the completion of this offering.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the SEC. Such reports, proxy statements, the registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2013, we issued a total of 6,000,000 shares of restricted common stock in American Clock Company Inc. to C. Noelle Ray, our sole officer and director in return for shares that she held in J. Tyler Clock Company Inc, which then made J. Tyler Clock Company Inc a wholly owned subsidiary of American Clock Company Inc. C. Noelle Ray is our President and director and sole director.

We do not currently have any conflicts of interest by or among our current officer, director, or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any employees. We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company.  We intend to seek independent directors for our Board of Directors when we begin generating revenues and are able to provide compensation for our Board of Directors members.

Other than as specified above, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

LITIGATION

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries.  Nor was any such person connected with our company, or any of its parents or subsidiaries, a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the years ended December 31, 2013 and 2012, included in this prospectus has been audited by Cutler & Co., LLC, Certified Public Accountants, PCAOB Registered Accounting Firm. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

W. Scott Lawler, Esq., of Booth Udall Fuller PLC, of Tempe, Arizona, is counsel for our Company, who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Booth Udall Fuller has a direct or indirect interest in the Company.

AMERICAN CLOCK COMPANY, INC.

TABLE OF CONTENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

and

CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

AMERICAN CLOCK COMPANY, INC.

 CONSOLIDATED AUDITED FINANCIAL STATEMENTS

For the Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Clock Company, Inc.
Mesa, Arizona

We have audited the accompanying consolidated balance sheets of American Clock Company, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Clock Company, Inc. and subsidiary as of December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Arvada, Colorado
May 18, 2014

12191 West 64th Avenue, Suite 205B, Arvada, Colorado 80004 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com

AMERICAN CLOCK COMPANY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
ASSETS	2013	2012
Current Assets
Cash	$64,500	$23,432
Inventory	6,385	2,932
Total Current Assets	70,885	26,364

Equipment, net of accumulated depreciation of $1,940 and $647, respectively	10,608	9,053

Total Assets	$81,493	$35,417

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts payable	$3,722	$-
Deposits from customers	17,228	6,228
Related party advances payable	8,026	9,583
Total Current Liabilities	28,976	15,811

Total Liabilities	28,976	15,811

Stockholder's Equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized;	-	-
no shares issued and outstanding
Common stock, $0.001 par value; 70,000,000 shares authorized;
6,000,000 shares issued and outstanding	6,000	6,000
Additional paid in capital	-	-
Retained earnings	46,517	13,606
Total Stockholder’s Equity	52,517	19,606

Total Liabilities and Stockholder’s Equity	$81,493	$35,417

The accompanying notes are an integral part of these financial statements.

AMERICAN CLOCK COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31,

	2013	2012

Sales (net of returns)	$437,896	$245,146
Cost of goods sold	313,718	160,842
Gross profit	124,178	84,304

Operating expenses:
Marketing	12,093	2,330
Consulting	30,780	38,750
General and administrative, other	46,454	24,685
Depreciation	1,940	647
	91,267	66,412
Income (loss) before provision for income taxes	32,911	17,892

Provision for income tax	-	-

Net income (loss)	$32,911	$17,892

Net income per share: basic and fully diluted	$0.01	$0.00	*

Weighted average number of common shares outstanding: basic and fully diluted	6,000,000	6,000,000

‘* denotes income of less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

AMERICAN CLOCK COMPANY, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Preferred Stock		Common Stock			Total
	($0.001 Par)		($0.001 Par)		Retained	Stockholders'
	Shares	Amount	Shares	Amount	Earnings	Equity

Balances at December 31, 2011	-	$-	6,000,000	$6,000	$(4,286)	$1,714

Net income (loss) for the year	-	-	-	-	17,892	17,892

Balances at December 31, 2012	-	-	6,000,000	6,000	13,606	19,606

Net income (loss) for the year	-	-	-	-	32,911	32,911

Balances at December 31, 2013	-	$-	6,000,000	$6,000	$46,517	$52,517

The accompanying notes are an integral part of these financial statements.

AMERICAN CLOCK COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the year ended December 31,
	2013	2012

Cash Flows From Operating Activities:
Net income (loss)	$32,911	$17,892
Adjustments to reconcile net income to net cash provided
by (used for) operating activities:
Depreciation	1,940	647
Movement in operating assets and liabilities:
Inventory	(3,453)	(2,932)
Accounts payable	3,722	-
Deposits from customers	11,000	6,228
Net cash provided by (used for) operating activities	46,120	21,835

Cash Flows From Investing Activities:
Purchase of equipment	(3,495)	(9,700)
Net cash provided by (used for) investing activities	(3,495)	(9,700)

Cash Flows From Financing Activities:
Proceeds from related party advances payable	880	10,500
Payments on related party advances payable	(2,437)	(3,097)
Net cash provided by (used for) financing activities	(1,557)	7,403

Net Increase (Decrease) in Cash	41,068	19,538

Cash At The Beginning Of The Period	23,432	3,894

Cash At The End Of The Period	$64,500	$23,432

Schedule Of Non-Cash Investing And Financing Activities
None	$-	$-

Supplemental Disclosure
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 1. Organization, Operations and Summary of Significant Accounting Policies

American Clock Company, Inc., (the "Company") was incorporated in the State of Nevada on December 17, 2013.   Effective December 31, 2013, the Company acquired the outstanding stock of J. Tyler Clock Company Inc. which had been operating since 2010 as a Colorado corporation.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012.

The Company is engaged in the sale of custom clocks over the internet.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of American Clock Company, Inc. and its wholly owned subsidiary, .J. Tyler Clock Company Inc.  All intercompany accounts and transactions have been eliminated in consolidation.  The consolidated financial statements include the financial position and results of operations of the subsidiary for all of the periods presented.

Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory
Inventory of parts and supplies is recorded at the lower of cost or market and is accounted for using the first-in, first-out (FIFO) basis

Financial Instruments
The carrying value of the Company's financial instruments, as reported in the accompanying balance sheet, approximates fair value due to their short term maturities.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Office Furniture and Equipment
Office furniture and equipment is recorded at cost and depreciated under the straight line method over the estimated useful life of the asset.  At December 31, 2013 and 2012, the Company had office furniture and computer equipment of $13,195 and $9,700, respectively, with corresponding accumulated depreciation of $2,587 and $647.  Depreciation expense for 2013 and 2012 was $1,940 and $647, respectively.

Long-Lived Assets
In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and Services, Geographic Areas and Major Customers
The Company earns revenue from internet clock sales, and has no other separate lines of business.  All revenues in 2013 and 2012 were earned domestically from external customers. No one customer accounted for over 10% of revenues.

Income Taxes
During the years ended December 31, 2013 and 2012, the Company was an S-corporation for income tax purposes.  Effective on January 1, 2014, the Company ceased to be an S-Corporation.  As an S-Corporation, the taxable income or loss passes through to the individual tax returns of the shareholders of the Company.  Accordingly, no provision for income taxes is included in the financial statements.

Stock-based compensation
The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.  The Company had no stock-based compensation for 2013 or 2012.

Net Income (Loss) per Share
The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share. During the years ended December 31, 2013 and 2012, no potentially dilutive debt or equity instruments were issued or outstanding.

Revenue Recognition
The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  Specifically, revenue from clock sales and repairs is recognized when payment has been received and the clock is shipped to the customer.

Advertising Costs
Advertising costs are expensed as incurred.  The Company incurred advertising costs in 2013 and 2012 of $889 and $6,142, respectively.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Recently Issued Accounting Pronouncements
There were no recent accounting pronouncements that would have a significant effect on the Company's future financial position, results of operations, or cash flows.

Note 2.  Related Party Transactions

In the ordinary course of business, the Company's officer and director advanced working capital funds to the Company.   There are no repayment terms and no interest is assessed.  As of December 31, 2013 and 2012, the Company owed the related party $8,026 and $9,583, respectively.

During the years ended 2013 and 2012, the officer and director was paid consulting expenses in the amounts of $28,250 and $38,430, respectively.

Note 3.  Stockholder’s Equity

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock and 70,000,000 shares of $0.001 par value common stock.  By resolution of its Board of Directors, the Company may divide and issue the preferred stock in series and fix and determine the relative rights and preferences of the shares of any such series.  Preferred stock of each series when issued shall be designated to distinguish them from the shares of all other series.  The Company has no designated series of preferred stock.

Effective December 31, 2013, the Company issued 6,000,000 shares of its common stock in exchange for 100% of the outstanding 6,000,000 shares of common stock of J. Tyler Clock Company Inc. held by the subsidiary's sole officer and director. The recorded amount for the shares was at par value, or $6,000.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  Accordingly, J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012.    The consolidated financial statements include the financial position and results of operations of the subsidiary for all of the periods presented.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 4.  Commitments

Effective March 1, 2013, the Company entered into a non-cancellable lease agreement for its office and warehouse in Mesa, Arizona.  The lease is for a term of 38 months, ending April 30, 2016 at the rate of approximately $1,000 per month, plus costs.  The lease is guaranteed by the sole officer and director and her spouse.  The lease has the option to renew once for a period of three years.

Effective June 1, 2014, the Company entered into an amendment to the lease to increase the square footage and effect some leasehold improvements.  The other terms of the lease remain unchanged. The initial monthly rent is $1,320 per month plus costs and taxes. The lease amendment is for 24 months and expires May 31, 2016.

Rent expense in 2013 and 2012, was $13,741 and $0.  Subsequent to December 31, 2013, future minimum payments under the lease by year are:

2014	$14,080
2015	16,260
2016	6,900

Total	$37,240

Note 5.  Subsequent Events

Subsequent to December 31, 2013, the Company entered into an amendment to its office and warehouse lease as described in Note 4 above.

The Company has evaluated subsequent events through the date these financial statements were available to be issued of May 18, 2014, and determined that there are no reportable subsequent events.

AMERICAN CLOCK COMPANY, INC.

 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Month Periods Ended September 30, 2014 and 2013

(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Clock Company, Inc.
Mesa, Arizona

 We have reviewed the accompanying consolidated balance sheet of American Clock Company, Inc.and subsidiary as of September 30, 2014, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the three and nine months ended September 30, 2014 and 2013. These consolidated financial statements are the responsibility of the management of American Clock Company, Inc.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

Cutler & Co. LLC
Arvada, Colorado
November 18, 2014

12191 West 64th Avenue, Suite 205B, Arvada, Colorado 80004 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com

AMERICAN CLOCK COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Current assets
Cash	$20,780	$64,500
Inventory	41,675	6,385

Total current assets	62,455	70,885
Fixed assets
Furniture and Equipment	88,897	13,195
Less accumulated depreciation	(8,800)	(2,587)
Total fixed assets	80,097	10,608

Total Assets	$142,552	$81,493

LIABILITIES & STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable	$16,607	$3,722
Accrued taxes payable	13,424	-
Deposits from customers	9,813	17,228
Related party advances payable	5,981	8,026
Total current liabilities	45,825	28,976

Total Liabilities	45,825	28,976

Stockholder's Equity
Preferred Stock; $0.001 par value, 5,000,000 shares
authorized no shares issued and outstanding	-	-
Common stock, $0.001 par value;
70,000,000 shares authorized; 6,000,000 shares
issued and outstanding	6,000	6,000
Retained earnings	90,727	46,517

Total stockholder's equity	96,727	52,517

Total Liabilities and Stockholder's Equity	$142,552	$81,493
The accompanying notes are an integral part of the condensed consolidated unaudited financial statements. See accountants’ review report

AMERICAN CLOCK COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months				For The Nine Months
	Ended September 30,				Ended September 30,
	2014		2013		2014	2013

Revenue	$145,990		$98,899		$444,077	$294,452

Cost of goods sold
Direct labor	25,187		22,526		73,068	67,853
Materials expense	42,983		15,758		101,916	81,212
Postage and delivery	26,533		20,099		83,082	51,826
Other direct costs	3,413		5,653		8,906	12,973
Total cost of goods sold	98,116		64,036		266,972	213,864

Gross Profit	47,874		34,863		177,105	80,588

General and administrative expenses
Office expense	8,760		5,552		20,187	11,199
Depreciation	4,026		-		6,213	-
Professional fees	16,513		2,800		54,516	18,850
Rent	6,099		5,179		17,795	9,857
Other	6,939		7,377		20,790	19,788
Total general and administrative	42,337		20,908		119,501	59,694

Income (loss) from operations	5,537		13,961		57,604	20,894

Other income (expense)
Interest income	1		6		29	10
Other income (expense) net	1		6		29	10

Income (loss) before provision for income taxes	5,538		13,961		57,633	20,904

Provision (credit) for income tax	1,980		-		13,424	-

Net income (loss)	$3,558		$13,961		$44,209	$20,904
Net income (loss) per share:
Basic and fully diluted	$0.00	*	$0.00	*	$0.01	$0.00	*
Weighted average number of
common shares outstanding: Basic and fully diluted	6,000,000		6,000,000		6,000,000	6,000,000
* denotes income of less than $0.01 per share
The accompanying notes are an integral part of the condensed consolidated unaudited financial statements. See accountants’ review report

AMERICAN CLOCK COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
(Unaudited)

	Preferred Stock		Common Stock		Retained	Total
	($0.001 Par)		($0.001 Par)		Earnings/	Stockholder's
	Shares	Amount	Shares	Amount	(Deficit)	Equity

Balances at December 31, 2013 audited	-	$-	6,000,000	$6,000	$46,517	$52,517

Net income for the period	-	-	-	-	44,209	44,209

Balances at September 30, 2014 unaudited	-	$-	6,000,000	$6,000	$90,726	$96,726

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements. See accountants’ review report

AMERICAN CLOCK COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities:
Net income (loss)	$44,209	$20,904
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	6,213	-
Changes in Operating Assets & Liabilities
(Increase) Decrease in Inventory	(35,290)	-
Increase (Decrease) in Accounts Payable	12,885	5,356
Increase (Decrease) Deposits from Customers	(7,414)	-
Increase (Decrease) Accrued Taxes Payable	13,424	-

Net cash provided by (used for) operating activities	34,027	26,260

Cash Flows From Investing Activities:
Furniture and Equipment	(75,702)	-

Net cash provided by (used for) investing activities	(75,702)	-

Cash Flows From Financing Activities:
Increase/(Decrease) in Related party advances payable	(2,045)	(6,857)

Net cash provided by (used for) financing activities	(2,045)	(6,857)

Net Increase (Decrease) In Cash	(43,720)	19,403

Cash At The Beginning Of The Period	64,500	23,432

Cash At The End Of The Period	$20,780	$42,835

Schedule of Non-Cash Investing and Financing Activities:
	$-	$-

Supplemental Disclosures:

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements. See accountants’ review report.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 1. Organization, Operations and Summary of Significant Accounting Policies

American Clock Company, Inc., (the "Company") was incorporated in the State of Nevada on December 17, 2013. Effective December 31, 2013, the Company acquired the outstanding stock of J. Tyler Clock Company Inc. which had been operating since 2010 as a Colorado corporation.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012. The Company is engaged in the sale of custom clocks over the internet.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of American Clock Company, Inc. and its wholly owned subsidiary, .J. Tyler Clock Company Inc.  All intercompany accounts and transactions have been eliminated in consolidation

Basis of Presentation
These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results for the full year. While management believes that the disclosures presented herein are adequate and not misleading, these interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the footnotes thereto for the year ended December 31, 2013.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates

Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 1. Organization, Operations and Summary of Significant Accounting Policies Continued

Inventory
Inventory of parts and supplies is recorded at the lower of cost or market and is accounted for using the first-in, first-out (FIFO) basis

Financial Instruments
The carrying value of the Company's financial instruments, as reported in the accompanying balance sheet, approximates fair value due to their short term maturities.

Office Furniture and Equipment
Office furniture and equipment is recorded at cost and depreciated under the straight line method over the estimated useful life of the asset.

Long-Lived Assets
In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and Services, Geographic Areas and Major Customers
The Company earns revenue from internet clock sales, and has no other separate lines of business.  All revenues in the three and nine months ended September 30, 2014 and 2013 were earned domestically from external customers. No one customer accounted for over 10% of revenues.

Income Taxes
During the years ended December 31, 2013 and 2012, the Company was an S-corporation for income tax purposes. As an S-Corporation, the taxable income or loss passes through to the individual tax returns of the shareholders of the Company.  Accordingly, no provision for income taxes is included in the financial statements for the years then ended.  Effective on January 1, 2014, the Company ceased to be an S-Corporation

Effective January 1, 2014,   the Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Income Taxes Continued

The Company accounts for taxes in accordance with ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 1. Organization, Operations and Summary of Significant Accounting Policies Continued

uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Stock-based compensation
The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.  The Company had no stock-based compensation during the three and nine months ended September 30, 2014 or 2013.

Net Income (Loss) per Share
The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share. During the three and nine months ended September 30, 2014 and 2013, no potentially dilutive debt or equity instruments were issued or outstanding.

Revenue Recognition
The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  Specifically, revenue from clock sales and repairs is recognized when payment has been received and the clock is shipped to the customer.

Advertising Costs
Advertising costs are expensed as incurred.  The Company incurred advertising costs of $0 and $890 for the nine months ended September 30, 2014 and 2013, respectively, and $0 and $229 for the three months ended September 30, 2014 and 2013, respectively.

Recently Issued Accounting Pronouncements
There were no recent accounting pronouncements that would have a significant effect on the Company's future financial position, results of operations, or cash flows.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 2. Office Furniture and Equipment

Office furniture and equipment is recorded at cost and depreciated under the straight line method over the estimated useful life of the asset, which is generally 5 to 7 years.  At September 30, 2014 and December 31, 2013, the Company had office furniture and computer equipment of $88,897 and $13,195, respectively, with corresponding accumulated depreciation of $8,800 and $2,587.  The increase from December 31, 2013 was due to the purchase of printing equipment during the nine months ended September 30, 2014.  Depreciation expense for the three and nine months ended September 30, 2014 was $4,026 and $6,213, respectively. Depreciation expense during the three and nine months ended September 30, 2013 was $0 and $0, respectively.

Note 3. Income Taxes

During the year ended December 31, 2013, the Company was an S-corporation for income tax purposes.  Effective on January 1, 2014, the Company ceased to be an S-Corporation.  As an S-Corporation, the taxable income or loss passes through to the individual tax returns of the shareholders of the Company.  For the three and nine months ended September 30, 2013, no provision for income taxes was recorded. For the three and nine months ended September 30, 2014, the Company recorded estimated provisions for income taxes of $1,980 and $13,424, respectively.  These balances are comprised of estimated amounts for the State of Arizona and for federal income taxes. The State of Arizona has a flat corporate income tax rate of 6.968% on all relevant taxable income. Federal income taxes are assessed using a graduated tax schedule and the Company has a marginal tax rate of 25%.

Note 4.  Related Party Transactions

In the ordinary course of business, the Company's officer and director advanced working capital funds to the Company.   There are no repayment terms and no interest is assessed.  As of September 30, 2014 and December 31, 2013, the Company owed the related party $5,981 and $8,026, respectively.

During the three months ended September 30, 2014 and 2013, the officer and director was paid consulting expenses in the amounts of $16,250 and $2,800, respectively. During the nine months ended September 30, 2014 and 2013, the consulting expenses paid were $37,275 and $16,350, respectively.

AMERICAN CLOCK COMPANY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 5.  Stockholder’s Equity

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock and 70,000,000 shares of $0.001 par value common stock.  By resolution of its Board of Directors, the Company may divide and issue the preferred stock in series and fix and determine the relative rights and preferences of the shares of any such series.  Preferred stock of each series when issued shall be designated to distinguish them from the shares of all other series.  The Company has no designated series of preferred stock.

Effective December 31, 2013, the Company issued 6,000,000 shares of its common stock in exchange for 100% of the outstanding 6,000,000 shares of common stock of J. Tyler Clock Company Inc. held by the subsidiary's sole officer and director.  The recorded amount for the shares was at par value, or $6,000.  Although from a legal standpoint, American Clock acquired J. Tyler Clock, for financial reporting purposes the acquisition J. Tyler Clock Company constituted a recapitalization, and the acquisition was accounted for as a reverse merger, whereby J. Tyler Clock was deemed to have acquired American Clock.  Accordingly, J. Tyler Clock became a wholly owned subsidiary of American Clock.  The accompanying consolidated financial statements reflect the merger as if it had occurred at the beginning of the year ended December 31, 2012.  The consolidated financial statements include the financial position and results of operations of the subsidiary for all of the periods presented.

Note 6.  Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were available to be issued of November 18, 2014, and determined that there are no reportable subsequent events.

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

AMERICAN CLOCK COMPANY, INC.
_______________

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS,

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$11.62
Auditors Fees and Expenses	$18,000.00
Legal Fees and Expenses	$6,000.00
TOTAL	$24,000.00

(1)	All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

 Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We will indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him or her. Colorado law also provides for discretionary indemnification for each person who serves at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself or herself in good faith and reasonably believed that her or her conduct was in, or not opposed to, our best interests. In a criminal action, he or she must not have had a reasonable cause to believe her conduct was unlawful.

NEVADA LAW
Pursuant to the provisions of the Nevada Corporation Code, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of her/her duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

RECENT SALES OF UNREGISTERED SECURITIES.

Since incorporation, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
C. Noelle Ray	December 31, 2013	6,000,000	$6,000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Booth Udall Fuller, PLC, with consent to use
23.1	Consent of Cutler & Co., LLC, Certified Public Accountants

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser
(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Mesa, Arizona, on March 4, 2015.

AMERICAN CLOCK COMPANY, INC.

Date	By:	/s/ C. Noelle Ray
Name: C. Noelle Ray
Title: President, Treasurer and Secretary (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Noelle Ray, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of American Clock Company, Inc.., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ C. Noelle Ray
C. Noelle Ray	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 4, 2015